Joint Filer Information

Date of Earliest Transaction:            March 30, 2011

Issuer Name and Ticker or
Trading Symbol:                                 X-Rite, Incorporated (“XRIT”)

Designated Filer:                                 OEPX, LLC

Other Joint Filers:                                One Equity Partners III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP General Partner III, L.P.
320 Park Avenue, 18th Floor
New York, NY 10022

OEP Parent LLC
320 Park Avenue, 18th Floor
New York, NY 10022

Signatures:                                           ONE EQUITY PARTNERS III, L.P.

By: OEP General Partner III, L.P.
                                                         as its general partner

By: OEP Parent LLC
       as its general partner

    By:    /s/ Colin M. Farmer
                                                            Name: Colin M. Farmer
                                                            Title: Managing Director

OEP GENERAL PARTNER III, L.P.

By: OEP Parent LLC
       as its general partner

    By:   /s/ Colin M. Farmer
                                                           Name: Colin M. Farmer
                                                           Title: Managing Director

OEP PARENT LLC

By:    /s/ Colin M. Farmer
                                                        Name: Colin M. Farmer
                                                        Title: Managing Director